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                                                                    EXHIBIT 99.3

                             DEPOSIT GUARANTY CORP.
                                 P. O. BOX 730
                               JACKSON, MS 39205

                                     PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Sharon S. Greener, Charles L. Irby and William R. James, jointly and individually, as Proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent the undersigned, and to vote upon all matters that may properly come before the meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated in the reverse side, with full power to vote, and to cumulate votes on, all shares of Common Stock of Deposit Guaranty Corp. held of record by the undersigned on February 20, 1998, at the special meeting of stockholders to be held on April 14, 1998, or any adjournment(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER BY AND BETWEEN FIRST AMERICAN CORPORATION AND DEPOSIT GUARANTY CORP. AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

                        (Continued and to be dated and signed on the other side)

                             DEPOSIT GUARANTY CORP.
                                P. O. BOX 11011
                           NEW YORK, N.Y. 10203-0011

1. Proposal to approve and adopt the Agreement and Plan of Merger by and between Deposit Guaranty Corp. and First American Corporation.

                           [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

           The Board of Directors recommends a vote "FOR" the Merger.

                                          ADDRESS CHANGE
                                          and/or comments
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                                          Sign here as name(s) appear(s)
                                          opposite.

                                          When shares are held by joint tenants,
                                          both should sign. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title as such. If corporation or
                                          partnership, sign in full corporate or
                                          partnership name by authorized person.

                                          Dated: ____________________ , 1998

Signature:
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Signature:
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               Votes must be indicated (x) in Black or Blue Ink.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.